FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact: Mel Stephens (248) 447-1624 Investor Contact: Ed Lowenfeld (248) 447- 4380

Lear Reports Record Third Quarter Sales and Earnings

and Increases 2014 Financial Outlook

SOUTHFIELD, Michigan, October 24, 2014 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported record sales, earnings and margins for the third quarter. Highlights include:

•	Sales of $4.2 billion, up 8% from a year ago

•	Core operating earnings of $251 million, up 22%

•	Adjusted earnings per share of $1.93, up 33%

•	Ninth consecutive quarter of year-over-year earnings improvement

•	Company operating margin of 5.9%, up 60 basis points, with sales and margins up in both business segments

•	Returned $119 million to shareholders through share repurchases and dividends

•	Announced agreement to acquire Eagle Ottawa, the world’s leading supplier of automotive leather

“We had our best third quarter ever,” said Matt Simoncini, Lear’s president and chief executive officer. “Sales grew faster than industry production, and we improved our margins in both business segments on a year-over-year basis. The investments that we have been making to improve our cost structure, increase our component capabilities, and grow and strengthen both our business segments are paying off. We are continuing to win new business in both segments and in every region of the world. As we gain market share, we remain focused on operational excellence and continuous improvement to sustain our success.”

Business Conditions

In the third quarter, global vehicle production increased 3% from a year ago, reflecting primarily strong production growth in China and North America. Production was up 10% in China, 8% in North America and 1% in Europe & Africa. Production was down 20% in South America.

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Third Quarter 2014 Financial Results

For the third quarter of 2014, Lear reported sales of $4.2 billion, core operating earnings of $251 million, net income of $140 million and adjusted earnings per share of $1.93. This compares with sales of $3.9 billion, core operating earnings of $207 million, net income of $113 million and adjusted earnings per share of $1.45 for the third quarter of 2013.

In the Seating segment, sales were up 10% to $3.2 billion, reflecting the addition of new business and higher production on key platforms. Adjusted segment earnings were $176 million or 5.5% of sales. Earnings increased 14% from last year, primarily reflecting the increase in sales and favorable operating performance.

The Electrical segment continues to report strong earnings growth, driven by an industry leading cost structure and strong operating performance. Adjusted segment earnings were $139 million or a record 13.3% of sales, marking our 20th consecutive quarter of year-over-year margin improvement. Earnings increased 24% from last year, reflecting favorable operating performance.

In the third quarter of 2014, free cash flow was $145 million, and net cash provided by operating activities was $237 million.

Reconciliations of core operating earnings to pretax income before equity income, adjusted net income to net income attributable to Lear, adjusted earnings per share to diluted net income per share attributable to Lear, adjusted segment earnings to reported segment earnings and free cash flow to net cash provided by operating activities, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), are provided in the attached supplemental data pages.

Share Repurchase Program

During the third quarter of 2014, Lear repurchased 1.0 million shares of its common stock for a total of $103 million.

As of the end of the third quarter, we have a remaining share repurchase authorization of $491 million, which expires in April 2016 and reflects approximately 7% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 29.3 million shares of its common stock for a total of $1.8 billion. This represents a reduction of approximately 28% of our shares outstanding at the time we began the program.

Eagle Ottawa Acquisition

Consistent with our strategy to make value enhancing acquisitions, in August, Lear announced plans to acquire Eagle Ottawa, the world’s largest supplier of leather to the automotive industry. The addition of Eagle Ottawa will further strengthen Lear’s global seating business, enhance Lear’s position as the industry leader in luxury and performance automotive seating and complement Lear’s existing capabilities in the design and manufacturing of seat covers.

Simoncini added, “Eagle Ottawa adds design and development resources, as well as technical expertise to our existing leather capabilities. Eagle Ottawa will enhance the level of craftsmanship, improve our overall cost structure and increase opportunities for sales growth and diversification.”

The transaction is expected to be accretive to earnings per share by 5%, before synergies, for the first twelve months following closing. We expect the transaction to close in the first quarter of 2015, subject to customary conditions, including regulatory approvals.

Full Year 2014 Financial Outlook

Lear has increased its full year 2014 earnings outlook, reflecting strong year-to-date operating performance.

Our 2014 financial outlook is based on industry vehicle production assumptions of 20.4 million units in Europe & Africa, 17.0 million units in North America and 21.3 million units in China, all of which are in-line with the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.33/Euro, down 3% from the prior outlook.

Sales in 2014 are expected to be approximately $17.7 billion, consistent with our prior guidance despite a weakening Euro. Core operating earnings are now expected to be in the range of $1,010 to $1,040 million, up from the prior range of $975 to $1,025 million. Free cash flow is expected to be approximately $450 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $940 to $970 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $270 to $285 million. Adjusted net income attributable to Lear is expected to be in the range of $640 to $655 million.

Pretax operational restructuring costs are expected to be approximately $100 million, up $10 million from the prior outlook, reflecting plant consolidations and other census related actions. The outlook for capital spending and depreciation and amortization expense is unchanged at approximately $450 million and $310 million, respectively.

Webcast Information

Lear will webcast a conference call to review the Company’s third quarter 2014 financial results and related matters on October 24, 2014, at 8:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until November 7, 2014, with a Conference I.D. of 62876057.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical distribution systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 122,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 27,	September 28,
	2014	2013

Net sales	$4,232.7	$3,917.7

Cost of sales	3,871.5	3,587.5
Selling, general and administrative expenses	128.1	128.6
Amortization of intangible assets	8.6	8.6
Interest expense	15.7	17.5
Other expense, net	11.1	16.8

Consolidated income before income taxes and equity in net income of affiliates	197.7	158.7
Income taxes	57.6	51.2
Equity in net income of affiliates	(7.8)	(9.2)

Consolidated net income	147.9	116.7
Net income attributable to noncontrolling interests	7.8	3.9

Net income attributable to Lear	$140.1	$112.8

Diluted net income per share attributable to Lear	$1.72	$1.38

Weighted average number of diluted shares outstanding	81.4	81.8

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 27,	September 28,
	2014	2013

Net sales	$13,177.6	$11,977.9

Cost of sales	12,076.8	10,997.6
Selling, general and administrative expenses	402.8	386.1
Amortization of intangible assets	25.4	25.8
Interest expense	47.1	51.6
Other expense, net	57.1	37.8

Consolidated income before income taxes and equity in net income of affiliates	568.4	479.0
Income taxes	163.1	130.2
Equity in net income of affiliates	(29.0)	(27.1)

Consolidated net income	434.3	375.9
Net income attributable to noncontrolling interests	23.7	17.3

Net income attributable to Lear	$410.6	$358.6

Diluted net income per share attributable to Lear	$5.01	$4.09

Weighted average number of diluted shares outstanding	82.0	87.7

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 27,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$872.7	$1,137.7
Accounts receivable	2,843.0	2,278.3
Inventories	899.1	818.7
Other	718.2	687.8

	5,333.0	4,922.5

Long-Term:
PP&E, net	1,614.4	1,587.2
Goodwill	740.2	757.2
Other	1,003.6	1,064.0

	3,358.2	3,408.4

Total Assets	$8,691.2	$8,330.9

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,614.6	$2,438.7
Accrued liabilities	1,336.3	1,140.4

	3,950.9	3,579.1

Long-Term:
Long-term debt	1,068.7	1,057.1
Other	515.8	545.2

	1,584.5	1,602.3

Equity	3,155.8	3,149.5

Total Liabilities and Equity	$8,691.2	$8,330.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 27,	September 28,
	2014	2013
Net Sales
Europe and Africa	$1,616.5	$1,472.8
North America	1,679.2	1,503.1
Asia	735.4	692.9
South America	201.6	248.9

Total	$4,232.7	$3,917.7

Content Per Vehicle [1]
Europe and Africa	$356	$325
North America	$408	$394

Free Cash Flow [2]
Net cash provided by operating activities	$236.7	$164.2
Adjusted capital expenditures	(91.7)	(102.8)

Free cash flow	$145.0	$61.4

Depreciation and Amortization	$79.9	$72.9

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$197.7	$158.7
Interest expense	15.7	17.5
Other expense, net	11.1	16.8

Pretax income before equity income, interest and other expense	224.5	193.0
Restructuring costs and other special items -
Costs related to restructuring actions	21.4	13.1
Acquisition and other related costs	2.7	—
Other	2.8	0.4

Core operating earnings	$251.4	$206.5

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$140.1	$112.8
Restructuring costs and other special items -
Costs related to restructuring actions	22.4	13.1
Acquisition and other related costs	2.7	—
Gain related to affiliate	(5.2)	—
Other	3.8	0.4
Tax impact of special items and other net tax adjustments [3]	(6.9)	(7.8)

Adjusted net income attributable to Lear	$156.9	$118.5

Weighted average number of diluted shares outstanding	81.4	81.8

Diluted net income per share attributable to Lear	$1.72	$1.38

Adjusted earnings per share	$1.93	$1.45

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share and per share amounts)

	Nine Months Ended
	September 27,	September 28,
	2014	2013
Net Sales
Europe and Africa	$5,235.3	$4,583.3
North America	5,017.6	4,563.5
Asia	2,262.5	2,068.2
South America	662.2	762.9

Total	$13,177.6	$11,977.9

Content Per Vehicle [1]
Europe and Africa	$345	$312
North America	$396	$378

Free Cash Flow [2,3]
Net cash provided by operating activities	$411.7	$429.6
Adjusted capital expenditures	(280.8)	(322.1)

Free cash flow	$130.9	$107.5

Depreciation and Amortization	$232.6	$208.3

Diluted Shares Outstanding at end of quarter [4]	80,678,468	81,768,811

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$568.4	$479.0
Interest expense	47.1	51.6
Other expense, net	57.1	37.8

Pretax income before equity income, interest and other expense	672.6	568.4
Restructuring costs and other special items -
Costs related to restructuring actions	90.0	47.2
Costs related to proxy contest	—	3.0
Acquisition and other related costs	5.3	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Other	1.4	0.4

Core operating earnings	$769.3	$631.2

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$410.6	$358.6
Restructuring costs and other special items -
Costs related to restructuring actions	91.0	47.2
Costs related to proxy contest	—	3.0
Acquisition and other related costs	5.3	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Loss on redemption of bonds	17.5	3.6
Gain related to affiliate, net	(4.1)	—
Other	2.4	0.4
Tax impact of special items and other net tax adjustments [5]	(40.2)	(43.8)

Adjusted net income attributable to Lear	$482.5	$381.2

Weighted average number of diluted shares outstanding	82.0	87.7

Diluted net income per share attributable to Lear	$5.01	$4.09

Adjusted earnings per share	$5.88	$4.35

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $280.8 million and $329.2 million in 2014 and 2013, respectively, net of related insurance proceeds of $7.1 million in 2013.
[4]	Calculated using stock price at end of quarter.
[5]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended
	September 27,	September 28,
	2014	2013
Adjusted Segment Earnings

Seating
Net sales	$3,188.4	$2,891.7

Segment earnings	$154.9	$142.8
Costs related to restructuring actions	18.6	12.3
Other	2.6	—

Adjusted segment earnings	$176.1	$155.1

Adjusted segment margins	5.5%	5.4%

Electrical
Net sales	$1,044.3	$1,026.0

Segment earnings	$136.7	$111.6
Costs related to restructuring actions	2.3	0.6

Adjusted segment earnings	$139.0	$112.2

Adjusted segment margins	13.3%	10.9%

	Nine Months Ended
	September 27, 2014	September 28, 2013
Adjusted Segment Earnings

Seating
Net sales	$9,857.9	$8,872.6

Segment earnings	$471.3	$450.7
Costs related to restructuring actions	73.3	34.0
Acquisition and other related costs	2.4	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Other	2.3	—

Adjusted segment earnings	$549.3	$496.9

Adjusted segment margins	5.6%	5.6%

Electrical
Net sales	$3,319.7	$3,105.3

Segment earnings	$413.3	$295.5
Costs related to restructuring actions	7.1	7.8
Other	0.4	—

Adjusted segment earnings	$420.8	$303.3

Adjusted segment margins	12.7%	9.8%